SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549

                               FORM 8-K
                            Current Report

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

                     Date of Report:March 5, 1998
                  (Date of earliest event reported)

                          HOLLY HOLDINGS, INC.
         Exact name of registrant as specified in its charter

              New Jersey               1-12668               22-3172149
State of other jurisdiction of       Commission File No.     I.R.S. Employer
incorporation or organization                                ID No.

    200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania  19004
               (Address of principal executive offices)

  Registrant's telephone number, including area code:(610) 617-0400

                                   N/A
     (Former name or former address if changed since last report)

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Item 5.  OTHER INFORMATION

     The Company has not been successful in raising necessary financing or selling sufficient assets to finance ongoing operations. At the present time, the Company and its wholly-owned subsidiary have effectively discontinued operations and is attempting to sell assets to pay outstanding aggregate indebtedness of approximately $2,000,000. The Company currently has no liquid assets and is unable to determine whether the sale of any of its investments will yield any proceeds to satisfy the Company's indebtedness.

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     William Patrowicz resigned his positions as an officer and director of the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HOLLY HOLDINGS, INC.


                             By:      /s/ William Patrowicz
                                      William Patrowicz, President and Director

Date:  March 12, 1998